EXHIBIT 99.3

The Hartcourt Companies, Inc. Agrees to Enter into Reverse Takeover with Sino-Canada Investment Group Inc.

Shanghai, China, August 20, 2009 – The Hartcourt Companies, Inc. (OTC BB: HRTC, Frankfurt 900009) (Hartcourt) today announced that it has entered into a Plan of Reorganization and Share Exchange Agreement Sino-Canada Investment Group Inc. (Sino-Canada). Subject to the terms of the definitive agreement, Hartcourt will effect a 1 for 80 reverse stock split prior to issuing approximately $33,623,963 worth of shares of its common stock at an agreed upon price of $0.88 per share to the Sino-Canada shareholders in exchange for 100% of the issued and outstanding capital stock of Sino-Canada.  The aggregate purchase price and the actual number of shares to be issued in the exchange remain subject to potential purchase price adjustments at the closing.

Transaction Summary

The parties to the definitive agreement are Hartcourt, Hartcourt’s subsidiaries in Delaware and China, Sino-Canada, Sino-Canada’s asset-holding subsidiaries in China, Ross Yuan, as Shareholders’ Representative, and all of the shareholders of Sino-Canada.

Pursuant to the definitive agreement, the Sino-Canada shareholders will receive in exchange for their shares of Sino-Canada 38,209,049 shares of Hartcourt common stock, subject to adjustment. The number of shares of Hartcourt common stock issued in the transaction will be decreased in the event that Sino-Canada’s working capital (measured by current assets less current liabilities) decreases by more than five percent at the closing as compared to March 31, 2009, and will be increased in the event that Hartcourt’s total liabilities at closing exceeds $600,000, up to a maximum of 45,850,859 shares.  Upon the closing, the current shareholders of Sino-Canada will hold approximately 86% of the outstanding shares of common stock of Hartcourt assuming no price adjustment.

The Sino-Canada shareholders have agreed to enter into lock-up agreements with Hartcourt upon closing that provide they will not sell or transfer any securities of Hartcourt held by them upon closing for a period of 12 months following closing.

The closing of the transaction is subject to customary closing conditions, including, among others, the approval of the transaction by the stockholders of Hartcourt.

Hartcourt and Sino-Canada have customary rights to terminate the definitive agreement, including, among others, by mutual consent of the parties, by Hartcourt if Sino-Canada’s historical financial statements required to be included in the Hartcourt proxy statement are not delivered by November 30, 2009 or by Hartcourt or Sino-Canada if the closing does not occur by May 31, 2010. The existing management of Sino-Canada will continue as the management of Hartcourt upon the closing of the transaction and the board of directors of Hartcourt will consist of seven directors, of which Sino-Canada will designate five members and Hartcourt will designate two members. Hartcourt and the Sino-Canada shareholders will enter into a voting agreement at closing to effect such board structure and elect the respective parties nominees to the Hartcourt board of directors following closing until immediately prior to the next annual Hartcourt meeting of stockholders.

Hartcourt will change its name upon closing to Maple China Education Incorporated.

Reincorporation

The definitive agreement contemplates that Hartcourt will reincorporate its state of jurisdiction from Utah to Delaware immediately prior to the closing of the Sino-Canada transaction, subject to the approval of the Hartcourt stockholders.

Reverse Stock Split

In addition, the definitive agreement contemplates that Hartcourt will effect a 1 for 80 reverse stock split in connection with the transaction, to take effect upon Hartcourt’s reincorporation in Delaware as Maple China Education Incorporated immediately prior to the closing of the share exchange, subject to the approval of the Hartcourt stockholders.

About Hartcourt

Founded in 1983, Hartcourt is a U.S. corporation with subsidiaries in China and other jurisdictions. Hartcourt moved its operation headquarters to Shanghai, China in 2002.  In August 2006, Hartcourt changed its business model to focus on the education market in China. From May 2007 to October 2008, Hartcourt completed the acquisition of (i) China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC; sixty percent of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China; and sixty percent of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy.

About Sino-Canada

Founded in 2003, Sino-Canada is primarily engaged in the investment and management business in the field of education. Sino-Canada’s subsidiaries include Sino-Canada High School, Canadian Learning Systems Corporation, Sino-Canada Middle School, Wujiang Fenghua Training Center and Wujiang Huayu Property Management Company. Sino-Canada High School, established in China in July of 2003, is a certified school with Chinese-foreign cooperation acknowledged by both the Chinese and Canadian governments and  authorized to provide a certified Canadian high school curriculum. Sino-Canada High School is authorized to award its graduates dual diplomas recognized by the Ministry of Education in both China and Canada. The number of its students is expanding at a rate about 50% annually.  The Sino-Canada High School campus covers a total area of approximately 50 acres and a building area of approximately 21,215 square meters. The school has approximately 800 students and 150 teaching staff at present. Canadian Learning Systems Corporation, incorporated in November of 2003 in the British Virgin Islands, provides exclusive management services to each of Sino-Canada High School, Sino-Canada Middle School and Wujiang Fenghua Training Center, and charges part of SCHS’s and all of Sino-Canada High School’s and Wujiang Fenghua Training Center’s annual profits as compensation for the exclusive management services it provides. Wujiang Huayu Real Property Management Company, founded in China in March of 2004, is primarily engaged in providing property management and related consulting services.

Statistics shows that 92% of the Chinese parents are desirous to send their children to study abroad. Nevertheless, it is calculated that at least RMB 200,000 is needed for a Chinese high school student to study in either Australia, New Zealand, Britain or North America, whereas it only costs a quarter of the expenses to study in a Chinese-foreign cooperative school and to enjoy the same education resources. Studying in a Chinese-foreign cooperative school is, therefore, regarded as an economic choice to realize the same dream to study abroad. Sino-Canada High School offers a lower price compared to studying abroad or studying in other international schools and the school enrolls students from both China and other countries. Sino-Canada High School also stresses the education of Chinese traditional culture to its students.

For more information, visit www.sinocanada.cn.

Forward Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this release regarding Hartcourt’s or Sino-Canada’s strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements, including statements regarding the receipt of Hartcourt stockholder approvals, the reincorporation of Hartcourt from Utah to Delaware, the Hartcourt reverse stock split, the Hartcourt name change, and the closing of the proposed transaction. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Hartcourt stockholders voting for the transaction and the reincorporation; the preparation of Sino-Canada’s historical financial statements required to be included in the Hartcourt proxy statement; the ability of the parties to satisfy the conditions to closing of the proposed transaction; changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Sino-Canada is engaged; fluctuations in customer demand; intensity of competition; general economic conditions; and geopolitical events and regulatory changes. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the combined company. These forward-looking statements inherently involve certain risks and uncertainties, some of which are detailed in Hartcourt’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Neither Hartcourt nor Sino-Canada assumes any obligation to update any forward-looking statements.

Additional Information

Hartcourt intends to file with the SEC a proxy statement on Schedule 14A in connection with the proposed transaction.

Stockholders of Hartcourt and other interested persons are advised to read, when available, Hartcourt’s definitive proxy statement in connection with the solicitation of proxies for the special meeting because such proxy statement will contain important information.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s website http://www.sec.gov or by directing a request to The Hartcourt Companies, Inc. at Room 503, Jinqiao Building, No. 2077, West Yan’an Road, Shanghai, China. As a result of the review by the SEC of the proxy statement, Hartcourt may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Hartcourt and its officers and directors may be deemed to have participated in the solicitation of proxies from Hartcourt’s stockholders in favor of the approval of the transaction. Further information concerning Hartcourt’s directors and executive officers is set forth in the publicly filed documents of Hartcourt. Stockholders may obtain more detailed information regarding the direct and indirect interests of Hartcourt and its directors and executive officers in the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

Media Contact

Victor Zhou	Ross Yuan
Chief Executive Officer	Chief Executive Officer
The Hartcourt Companies, Inc.	Sino-Canada Investment Group Inc.
victor.zhou@hartcourt.com	Ross@sinocanada.cn
ir@hartcourt.com	Tel: (86) 21 5208 0200
Tel: (86) 21 5206 7613

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